For Immediate Release

8x8, Inc. Reports Third Quarter Fiscal 2016 Financial Results

Total Revenue of $53.2 Million Increases 29% YoY;
Service Revenue From Mid-Market/Enterprise Customers Now Represents 50% of Total
Service Revenue; Non-GAAP Net Income of $4.3 Million, $0.05 Per Share

SAN JOSE, Calif. - Jan. 21, 2016 - 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communications and contact center solutions, today reported financial results for the third quarter of fiscal 2016 ended December 31, 2015.

Third Quarter Fiscal 2016 Financial Highlights:
  Total revenue of $53.2 million increased 29% year-over-year; service revenue of $48.9 million increased 29% year-over-year.
  GAAP net loss for the third quarter of fiscal 2016 was ($1.7 million), or ($0.02) per diluted share, compared with GAAP net income of $444,000 or $0.01 per diluted share, in the third quarter of fiscal 2015.
  Non-GAAP net income was $4.3 million, or $0.05 per diluted share, compared with $4.1 million, or $0.04 per diluted share, for the same period last year.
  Service revenue from mid-market/enterprise customers grew 53% year-over-year and now represents 50% of the Company's total service revenue.
  New monthly recurring revenue (MRR) sold to mid-market/enterprise customers and by channel sales teams increased 94% year-over-year and accounted for 58% of total MRR booked in the quarter, compared with 43% of total MRR booked in the same period last year.
  Average monthly service revenue (ARPU) per business customer increased 21% to $369, compared with $305 in the same period last year.

"8x8 executed another solid quarter, posting a 94% increase in new monthly recurring revenue sold to mid-market and enterprise customers and by channel sales teams. We continued to demonstrate the effectiveness of our global and multi-channel growth strategies, capturing larger customers and demonstrating our leadership position in the fast-growing UCaaS industry," said 8x8 CEO Vik Verma. "I am extremely pleased with how our team is executing across the board, from the increasing productivity of our sales organization to the dedication and success of our global deployment teams."

"Our service revenue from the mid-market and enterprise segment grew 53% year-over-year and now constitutes 50% of our total service revenue," Verma continued. "Given our continued progress moving upmarket, we are once again revising our fiscal 2016 revenue outlook upward to a range of $205 million to $207 million, which represents a 26%-27% year-over-year increase, from our previous outlook of $204 million to $206 million. Due to the strong growth in our service revenue, we are also increasing our guidance for non-GAAP net income as a percentage of revenue to approximately 6%-7% for the full fiscal year.

Additional Third Quarter and Year-to-Date Highlights:
  GAAP gross margin was unchanged from the year ago period at 72%; non-GAAP gross margin was 75%, compared with 73% in the same year ago period.
  GAAP service margin was unchanged from the year ago period at 80%; non-GAAP service margin was 83%, compared with 81% in the same period a year ago.
  Gross monthly organic business service revenue churn was 1.2%, compared with 1.0% in the same period last year.
  Cash, cash equivalents and investments were $155 million in the third quarter of fiscal 2016, compared with $149 million in the previous quarter; cash flow from operating activities was $8.3 million.
  Repurchased approximately 66,000 shares of the Company's common stock during the quarter at an average price of $8.27 per share.
  Completed integration of UK Solutions and DXI sales teams under one 8x8 UK umbrella organization.
  Awarded two new U.S. patents related to contact center and communication technologies contributing to a total of 114 awarded patents.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, January 21, 2016 at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #12488963) (404) 537-3406, international (Conference ID #12488963)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight January 28, 2016. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

8x8 also announced that on January 19, 2016, it awarded restricted stock units (RSUs) representing an aggregate of 71,063 shares of the Company's common stock and options to purchase a total of 37,172 shares to 11 new non-officer employees under the 8x8 "2013 New Employee Inducement Incentive Plan." The equity awards were approved by the 8x8 Board of Directors Compensation Committee and were granted as an inducement to the new employees entering into employment with 8x8, in accordance with Nasdaq Market Place Rule 5635(c)(4). Each of the awards are subject to vesting pursuant to the terms of the award agreements, which include that the recipient be employed through each vesting date.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable enterprise cloud communications solutions to more than 40,000 businesses operating in over 100 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and conferencing. For additional information, visit www.8x8.com, www.8x8.com/UK or connect with 8x8 on LinkedIn, Twitter, Google+ and Facebook.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We have defined non-GAAP net income as net income for GAAP plus gain on patent sale, non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs and impairment of long-lived assets.

Non-cash tax adjustments represent the difference between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded gain on patent sale and impairment of long-lived assets because we consider them to be isolated transactions and believe they are not reflective of our ongoing operations, and it reduces comparability of periodic operating results when it is included. We have excluded acquisition-related expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, risks regarding compliance with regulations in the United States and foreign jurisdictions in which our services are provided, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Contact:
Joan Citelli, Director of Investor Relations
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Service revenue	$48,948	$37,802	$140,068	$108,199
Product revenue	4,220	3,570	11,935	10,684
Total revenue	53,168	41,372	152,003	118,883

Operating expenses:
Cost of service revenue (1)	9,713	7,544	27,359	22,046
Cost of product revenue	5,087	3,959	14,065	11,690
Research and development (2)	6,404	3,868	17,930	10,770
Sales and marketing (3)	27,585	20,559	78,138	59,159
General and administrative (4)	6,888	4,617	18,614	12,388
Gain on patent sale	-	-	-	(1,000)
Total operating expenses	55,677	40,547	156,106	115,053
Income (loss) from operations	(2,509)	825	(4,103)	3,830
Other income, net	272	246	710	623
Income (loss) from operations before provision (benefit) for income taxes	(2,237)	1,071	(3,393)	4,453
Provision (benefit) for income taxes	(557)	627	651	2,710
Net income (loss)	$(1,680)	$444	$(4,044)	$1,743

Net income (loss) per share:
Basic	$(0.02)	$0.01	$(0.05)	$0.02
Diluted	$(0.02)	$0.01	$(0.05)	$0.02

Weighted average number of shares:
Basic	88,289	89,594	88,812	89,107
Diluted	88,289	91,974	88,812	91,752

(1)(2)(3)(4) - See reconciliation of GAAP measures to non-GAAP measures

8x8, Inc
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, unaudited)

(1) Amounts include amortization of acquired intangible assets, impairment of long-lived assets, and stock-based compensation as follows:
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP cost of service revenue	$9,713	$7,544	$27,359	$22,046
Amortization of acquired intangible assets	(618)	(206)	(1,451)	(618)
Impairment of long-lived assets	(440)	-	(440)	-
Stock-based compensation expense	(346)	(201)	(828)	(476)
Non-GAAP cost of service revenue	$8,309	$7,137	$24,640	$20,952
Non-GAAP cost of service revenue as a percentage of service revenue	17.0%	18.9%	17.6%	19.4%

(2) Amounts include stock-based compensation and acquisition related expenses as follows:
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP research and development	$6,404	$3,868	$17,930	$10,770
Stock-based compensation expense	(850)	(420)	(2,107)	(1,049)
Acquisition related expenses	-	-	(5)	-
Non-GAAP research and development	$5,554	$3,448	$15,818	$9,721
Non-GAAP research and development as a percentage of total revenue	10.4%	8.3%	10.4%	8.2%

(3) Amounts include amortization of acquired intangible assets, impairment of long-lived assets, stock-based compensation,
and acquisition related expenses as follows:
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP sales and marketing	$27,585	$20,559	$78,138	$59,159
Amortization of acquired intangible assets	(384)	(348)	(1,114)	(1,069)
Impairment of long-lived assets	(200)	-	(200)	-
Stock-based compensation expense	(1,689)	(966)	(4,308)	(2,620)
Acquisition related expenses	-	-	(27)	-
Non-GAAP sales and marketing	$25,312	$19,245	$72,489	$55,470
Non-GAAP sales and marketing as a percentage of total revenue	47.6%	46.5%	47.7%	46.7%

(4) Amounts include amortization of stock-based compensation and acquisition related expenses as follows:
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP general and administrative	$6,888	$4,617	$18,614	$12,388
Stock-based compensation expense	(1,778)	(1,047)	(3,959)	(2,344)
Acquisition related expenses	-	-	(1,011)	-
Non-GAAP general and administrative	$5,110	$3,570	$13,644	$10,044
Non-GAAP general and administrative as a percentage of total revenue	9.6%	8.6%	9.0%	8.4%

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	March 31,
	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$23,866	$53,110
Short-term investments	130,719	123,984
Accounts receivable, net	9,927	6,642
Inventory	786	704
Deferred tax assets	3,955	4,454
Other current assets	5,647	2,702
Total current assets	174,900	191,596
Property and equipment, net	11,969	10,248
Intangible assets, net	23,050	12,260
Goodwill	48,144	36,887
Non-current deferred tax asset	43,169	43,169
Other assets	2,356	1,464
Total assets	$303,588	$295,624

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,917	$7,775
Accrued compensation	9,880	6,183
Accrued warranty	322	339
Deferred revenue	1,807	1,768
Other accrued liabilities	8,496	5,765
Total current liabilities	30,422	21,830

Other liabilities	3,859	1,583
Total liabilities	34,281	23,413

Total stockholders' equity	269,307	272,211
Total liabilities and stockholders' equity	$303,588	$295,624

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(4,044)	$1,743
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	3,598	2,513
Amortization of intangible assets	2,565	1,687
Impairment of long-lived assets	640	-
Amortization of capitalized software	456	255
Net accretion of discount and amortization of premium on marketable securities	584	659
Stock-based compensation	11,202	6,489
Deferred income tax provision	361	2,444
Other	467	268
Changes in assets and liabilities:
Accounts receivable, net	(3,138)	(2,062)
Inventory	(122)	235
Other current and noncurrent assets	(1,699)	(505)
Deferred cost of goods sold	(156)	(179)
Accounts payable	674	(736)
Accrued compensation	3,351	2,044
Accrued warranty	(17)	(237)
Accrued taxes and fees	1,837	561
Deferred revenue	(427)	(840)
Other current and noncurrent liabilities	(748)	(564)
Net cash provided by operating activities	15,384	13,775

Cash flows from investing activities:
Purchases of property and equipment	(3,295)	(4,523)
Purchase of businesses, net of cash acquired	(23,434)	-
Cost of capitalized software	(1,275)	(456)
Proceeds from maturity of investments	38,451	31,400
Sales of investments - available for sale	43,934	29,580
Purchase of investments - available for sale	(90,025)	(77,821)
Net cash used in investing activities	(35,644)	(21,820)

Cash flows from financing activities:
Capital lease payments	(321)	(115)
Payment of contingent consideration	(200)	-
Repurchase of common stock	(11,628)	(1,723)
Proceeds from issuance of common stock under employee stock plans	2,848	2,666
Net cash (used in) provided by financing activities	(9,301)	828

Effect of exchange rate changes on cash	317	656
Net decrease in cash and cash equivalents	(29,244)	(6,561)

Cash and cash equivalents at the beginning of the period	53,110	59,159
Cash and cash equivalents at the end of the period	$23,866	$52,598

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	Dec. 31, 2014	March 31, 2015	June 30, 2015	Sept. 30, 2015	Dec. 31, 2015

Business customer average monthly service revenue per customer (1)	$ 305	$ 320	$ 353	$ 360	$ 369
Monthly business service revenue churn (2)(3)	1.0%	0.5%	1.0%	0.7%	1.2%

Overall service margin	80%	81%	81%	80%	80%
Overall product margin	-11%	-19%	-18%	-15%	-21%
Overall gross margin	72%	73%	73%	73%	72%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

(3)	Excludes DXI business customer service revenue churn for the period ended June 30, September 30, and December 31, 2015.

8x8, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$(1,680)	$444	$(4,044)	$1,743
Adjustments:
Gain on patent sale	-	-	-	(1,000)
Non-cash tax adjustments	(326)	442	361	2,444
Amortization of acquired intangible assets	1,002	554	2,565	1,687
Stock-based compensation expense	4,663	2,634	11,202	6,489
Acquisition related expenses	-	-	1,043	-
Impairment of long-lived assets	640	-	640	-
Non-GAAP net income	$4,299	$4,074	$11,767	$11,363

Reconciliation between GAAP and non-GAAP
weighted average shares used in computing basic
and diliuted net income (loss) per share:
Denominator for basic calculation	88,289	89,594	88,812	89,107
Effect of dilutive securities:
Employee stock options	1,614	1,963	1,595	2,210
Employee restricted purchase rights	1,303	417	1,048	435
Employee stock plan purchases	14	-	10	-
Denominator for diluted calculation	91,220	91,974	91,465	91,752

GAAP net income (loss) per share - Diluted	$(0.02)	$0.01	$(0.05)	$0.02
Adjustments:
Gain on patent sale	-	-	-	(0.01)
Non-cash tax adjustments	-	-	0.01	0.02
Amortization of acquired intangible assets	0.01	0.01	0.03	0.02
Stock-based compensation expense	0.05	0.02	0.12	0.07
Acquisition related expenses	-	-	0.01	-
Impairment of long-lived assets	0.01	-	0.01	-
Non-GAAP net income per share - Diluted	$0.05	$0.04	$0.13	$0.12

GAAP net income or loss as a percentage of total revenue	-3%	1%	-3%	1%
Adjustments:
Gain on patent sale	0%	0%	0%	-1%
Non-cash tax adjustments	-1%	1%	0%	2%
Amortization of acquired intangible assets	2%	1%	2%	2%
Stock-based compensation expense	9%	7%	7%	6%
Acquisition related expenses	0%	0%	1%	0%
Impairment of long-lived assets	1%	0%	1%	0%
Non-GAAP net income as a percentage of total revenue	8%	10%	8%	10%

8x8, Inc.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP
GROSS MARGIN
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP gross margin	$38,368	$29,869	$110,579	$85,147
Adjustments:
Amortization of acquired intangible assets	618	206	1,451	618
Impairment of long-lived assets	440	-	440	-
Stock-based compensation expense	346	201	828	476
Non-GAAP gross margin	$39,772	$30,276	$113,298	$86,241

GAAP gross margin as a percentage of total revenue	72%	72%	73%	72%
Adjustments:
Amortization of acquired intangible assets	1%	1%	1%	1%
Impairment of long-lived assets	1%	0%	0%	0%
Stock-based compensation expense	1%	0%	1%	0%
Non-GAAP gross margin as a percentage of total revenue	75%	73%	75%	73%

8x8, Inc.
RECONCILIATION OF GAAP SERVICE MARGIN TO NON-GAAP
SERVICE MARGIN
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP service margin	$39,235	$30,258	$112,709	$86,153
Adjustments:
Amortization of acquired intangible assets	618	206	1,451	618
Impairment of long-lived assets	440	-	440	-
Stock-based compensation expense	346	201	828	476
Non-GAAP service margin	$40,639	$30,665	$115,428	$87,247

GAAP service margin as a percentage of service revenue	80%	80%	80%	80%
Adjustments:
Amortization of acquired intangible assets	1%	1%	1%	1%
Impairment of long-lived assets	1%	0%	0%	0%
Stock-based compensation expense	1%	0%	1%	0%
Non-GAAP service margin as a percentage of service revenue	83%	81%	82%	81%

8x8, Inc.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP
INCOME FROM OPERATIONS
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP income (loss) from operations	$(2,509)	$825	$(4,103)	$3,830
Adjustments:
Gain on patent sale	-	-	-	(1,000)
Amortization of acquired intangible assets	1,002	554	2,565	1,687
Stock-based compensation expense	4,663	2,634	11,202	6,489
Acquisition related expenses	-	-	1,043	-
Impairment of long-lived assets	640	-	640	-
Non-GAAP income from operations	$3,796	$4,013	$11,347	$11,006

GAAP income or loss from operations as a percentage of total revenue	-5%	2%	-3%	3%
Adjustments:
Gain on patent sale	0%	0%	0%	-1%
Amortization of acquired intangible assets	2%	2%	2%	1%
Stock-based compensation expense	9%	6%	7%	6%
Acquisition related expenses	0%	0%	1%	0%
Impairment of long-lived assets	1%	0%	0%	0%
Non-GAAP income from operations as a percentage of total revenue	7%	10%	7%	9%